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[LOGO-LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-97578, 33-12653, 33-54959, and 33-60005 of Longs Drug Stores Corporation on Form S-8 of our report dated March 7, 1997 incorporated by reference in this Annual Report on Form 10-K of Longs Drug Stores Corporation for the fiscal year ended January 30, 1997.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Francisco, California

April 14, 1997